Exhibit 10.3
UGI CORPORATION
2004 OMNIBUS EQUITY COMPENSATION PLAN
NONQUALIFIED STOCK OPTION GRANT LETTER
This STOCK OPTION GRANT, dated as of January         , 2006 (the “Date of Grant”), is delivered by UGI Corporation (“UGI”) to                      (the “Participant”).
RECITALS
     The UGI Corporation 2004 Omnibus Equity Compensation Plan (the “Plan”) provides for the grant of options to purchase shares of common stock of UGI. The Board of Directors of UGI (the “Board”) has decided to make a stock option grant to the Participant.
     NOW, THEREFORE, the parties to this Grant Letter, intending to be legally bound hereby, agree as follows:
1. Grant of Option. Subject to the terms and conditions set forth in this Grant Letter and in the Plan, the Board hereby grants to the Participant a nonqualified stock option (the “Option”) to purchase                     shares of common stock of UGI (“Shares”) at an exercise price of $                     per Share. The Option shall be fully and immediately exercisable on the Date of Grant.
2. Term of Option.
     (a) The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period (5:00 p.m. EST on January ___, 2016), unless it is terminated at an earlier date pursuant to the provisions of this Grant Letter or the Plan.
     (b) The Option, to the extent that it has not previously been exercised, will terminate when the Participant Separates from Service (as defined below) with the Company (as defined below). However, if the Participant Separates from Service by reason of Retirement (as defined below), Disability (as defined below), or death, the Option will thereafter be exercisable pursuant to the following:
     (i) Retirement. If the Participant Separates from Service on account of Retirement, the Option held by such Participant may be exercised at any time prior to the earlier of the expiration date of the Option or the expiration of the 36-month period following the Participant’s Retirement.
     (ii) Disability. If the Participant is determined to be Disabled by the Board, the Option may be exercised at any time prior to the earlier of the expiration date of the Option or the expiration of the 36-month period following the Participant’s Separation from Service on account of Disability.
     (iii) Death. In the event of the death of the Participant while serving as a non-employee director or employee of the Company, the Option may be exercised by the personal representative of the Participant’s estate, or the personal representative under applicable law if the Participant dies intestate, at any time prior to the earlier of the expiration date of the Option or the expiration of the 12-month period following the Participant’s death.
     (c) In no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant.
3. Exercise Procedures.
     (a) Subject to the provisions of Paragraph 2 above, the Participant may exercise part or all of the exercisable Option by giving UGI irrevocable written notice of intent to exercise on a form provided by UGI and delivered in the manner provided in Section 11 below. Payment of the exercise price must be made prior to issuance of the Shares. The Participant shall pay the exercise price (i) in cash, (ii) by delivering Shares (or by attestation to ownership of Shares), which shall be valued at their fair market value on the date of delivery, which shall have been held by the Participant for at least six months, and which shall have a fair market value on the date of exercise equal to the exercise price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or (iv) by such other method as the Board may approve.
     (b) The obligation of UGI to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as UGI’s counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. UGI may require that the Participant (or other person exercising the Option after the Participant’s death) represent that the Participant is purchasing Shares for the Participant’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as UGI deems appropriate.
     (c) All obligations of UGI under this Grant Letter shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.
4. Definitions. Whenever used in this Grant Letter, the following terms will have the meanings set forth below:
     (a) “Company” means UGI and its Subsidiaries (as defined in the Plan).
     (b) “Disability” means the Participant’s physical or mental disability, as determined by the Board in its sole discretion.
     (c) “Retirement” means the Participant’s Separation from Service after (1) attaining age 65 with five or more years of service with the Company or (2) ten or more years of service with the Company.

     (d) “Separates from Service” or “Separation from Service” means the Participant’s termination of service as a non-employee director and as an employee of the Company for any reason other than death.
5. Change of Control. The provisions of the Plan applicable to a Change of Control (as defined in the Plan) shall apply to the Option, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.
6. Restrictions on Exercise. Only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable by the Participant’s estate, to the extent that the Option is exercisable pursuant to this Grant Letter.
7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan and the Terms and Conditions established by the Committee with respect to the Plan, both of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the Shares, (ii) changes in capitalization of the Company and (iii) other requirements of applicable law. The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
8. No Shareholder Rights. Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.
9. Assignment and Transfers. Except as the Board may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Grant Letter may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.
10. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.
11. Notice. Any notice to UGI provided for in this instrument shall be addressed to UGI in care of the Corporate Secretary at UGI’s headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the records of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

     IN WITNESS WHEREOF, UGI has caused its duly authorized officers to execute and attest this Grant Letter, and the Participant has executed this Grant Letter, effective as of the Date of Grant.

UGI Corporation
Attest

By:

Corporate Secretary		Robert H. Knauss
Vice President and General Counsel
I hereby acknowledge receipt of the Plan and the Terms and Conditions incorporated herein. I accept the Option described in this Grant Letter, and I agree to be bound by the terms of the Plan, including the Terms and Conditions, and this Grant Letter. I hereby further agree that all the decisions and determinations of the Board shall be final and binding on me and any other person having or claiming a right under this Grant.

Participant